Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-59912 of Valmont Industries, Inc. on Form S-3 of our reports dated February 27, 2001, included in and incorporated by reference in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
August 17, 2001